Exhibit 10.26

EXECUTIVE PUT OPTION AGREEMENT

This Executive Put Option Agreement (this “Agreement”) is entered into on this 19th day of December, 2007 by and among James S. McElya (“McElya”), Cooper-Standard Holdings Inc. (f/k/a CSA Acquisition Corp.), a Delaware corporation (the “Company”), Cypress Merchant Banking Partners II L.P., a Delaware limited partnership (“Cypress Onshore”), Cypress Merchant B II C.V., a limited partnership formed under the laws of The Netherlands (“Cypress Offshore”), 55th Street Partners II L.P., a Delaware limited partnership (“55th Street”), Cypress Side-By-Side LLC, a Delaware limited liability company (“Side-by-Side” and, together with Cypress Onshore, Cypress Offshore and 55th Street, “Cypress”), GS Capital Partners 2000, L.P. (“Goldman Onshore”), GS Capital Partners 2000 Offshore, L.P. (“Goldman Offshore”), GS Capital Partners 2000 GmbH & Co. Beteiligungs KG (“Goldman KG”), GS Capital Partners 2000 Employee Fund, L.P. (“Goldman Employee”) and Goldman Sachs Direct Investment Fund 2000, L.P. (“Goldman Direct” and, together with Goldman Onshore, Goldman Offshore, Goldman KG and Goldman Employee, “Goldman”; Goldman and Cypress are referred to herein as the “Sponsor Stockholders”).

RECITALS

WHEREAS, McElya is the Chief Executive Officer of Cooper-Standard Automotive Inc., an Ohio corporation and wholly-owned, chief operating subsidiary of the Company (“Cooper-Standard Automotive”); and

WHEREAS, McElya and Cooper-Standard Automotive are parties to a Third Amended and Restated Employment Agreement dated December 19, 2007 (the “Employment Agreement”); and

WHEREAS, the Employment Agreement provides that if, prior to the expiration of the “Term” (as defined in the Employment Agreement), McElya voluntarily retires from his employment with Cooper-Standard Automotive with an effective termination date after January 1, 2008 and agrees to continue his service as Cooper-Standard Automotive’s non-executive Chairman of the Board following his voluntary retirement (a “Qualified Retirement”), he will be entitled to receive as a special retirement termination benefit the same amounts and considerations under the Employment Agreement that he would otherwise receive if the Company had terminated his employment without “Cause” (as defined in the Employment Agreement) or if he had resigned his employment with the Company for “Good Reason” (as defined in the Employment Agreement); and

WHEREAS, McElya purchased 20,000 shares of the Company’s Common Stock (the “Purchased Shares”) on December 23, 2004; and

WHEREAS, McElya, the Company and the Sponsor Stockholders, together with certain other stockholders of the Company, are parties to a Stockholders Agreement dated as of December 23, 2004 (the “Stockholders Agreement”); and

WHEREAS, the parties wish to set forth certain terms and conditions under which McElya may require the Company to purchase his Purchased Shares;

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, McElya, the Company and the Sponsor Stockholders hereby agree as follows:

1. Defined Terms. All capitalized terms that are not defined in this Agreement shall have the meanings assigned to them in the Stockholders Agreement.

2. McElya’s Put Option

(a) Following a termination of McElya’s employment under the Employment Agreement due to his death, disability or a Qualified Retirement pursuant to Sections 7, 8 or 9 of the Employment Agreement, in each case, prior to a Qualified IPO, McElya (and/or his Permitted Transferees or heirs or assigns, as the case may be) shall have the option at his election, at any time and from time to time within 180 days following (i) the date of his termination of employment, in the case of a termination due to death or disability or (ii) the date of the termination of his service as non-executive Chairman of the Board of Cooper Standard Automotive, in the case of a Qualified Retirement, to require the Company to purchase all (but not less than all) of the Purchased Shares that are beneficially owned by McElya and/or his Permitted Transferees by giving written notice to the Company (a “Put Notice”). The purchase price for such shares shall be the Fair Market Value of the Company Common Stock to be purchased on the date of the Put Notice.

(b) The closing of the Company’s purchase of the Purchased Shares that are subject to a Put Notice shall be scheduled at a time which is mutually agreed upon by the Company and McElya (and/or his Permitted Transferees or heirs or assigns, as the case may be), but shall be held within 90 days of the Put Notice; provided that the closing of the purchase of such shares may be postponed as reasonably necessary to permit any appraisal required by Section 2(c) to be completed. McElya and/or his Permitted Transferees, as the case may be, shall deliver certificates representing the shares of Common Stock to be purchased, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such shares of Common Stock shall be free and clear of any liens, and McElya and/or his Permitted Transferees, as the case may be, shall so represent and warrant, and shall further warrant that he is or they are the sole beneficial and record owners of such shares of Common Stock with the full right, power and authority to convey the shares of Common Stock to the Company. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate. The Company shall pay the purchase price for such shares of Common Stock by delivery of funds deposited into an account designated by McElya and/or his Permitted Transferees, as the case may be, a bank cashier’s check, a certified check or a Company check for the purchase price. The Company may deduct and withhold from the purchase price such amounts that are necessary to comply with the Code or any other provision of applicable Law. Notwithstanding the foregoing, (i) the Company shall be entitled to delay payment of the purchase price pursuant to the Put Notice and/or make payment in the form of a note to the extent that such actions would be permissible under Section 3.7(f)-(h) of the Stockholders Agreement if the Company had exercised its call right thereunder and (ii) in addition to the Company’s rights under clause (i) of this sentence, the Company shall be entitled to make payment of the purchase price pursuant to the Put Notice in the form of a note with a term of not longer than 2 years and an interest rate determined in accordance with Section 3.7(f) of the Stockholders Agreement in the event that the Board reasonably determines that paying cash would adversely affect the cash flow needs of the Company, provided that any such note issued under clause (ii) of this sentence shall be prepaid in cash as soon as reasonably practicable prior to maturity if the Board subsequently determines that prepayment of the note would not adversely affect the cash flow needs of the Company.

(c) Notwithstanding anything to the contrary, if McElya and/or his Permitted Transferees disagrees with the Board’s determination of the Fair Market Value, (i) subject to confidentiality issues, he or they may request data that is reasonably sufficient to check the Board’s calculations and/or (ii) he or they may require the Company to retain an independent investment banker to determine the Fair Market Value; provided that no more than one appraisal right may be exercised per calendar year by all of the Management Stockholders (and Permitted Transferees) in total that are subject to the Stockholders Agreement. The Company will bear the cost of such appraisal, unless the appraised value is 110% or less of the Board’s determination of the Fair Market Value, in which case McElya and/or his Permitted Transferees, as the case may be, will bear the cost of such appraisal.

(d) McElya’s put option shall not affect any of the call options that the Company or the Sponsor Stockholders have in the Stockholders Agreement, which shall remain in full force and effect. In the event that McElya and/or his Permitted Transferees have a put option at the same time that the Company and/or the Sponsor Stockholders have a call option under the Stockholders Agreement, the first validly and timely exercised put or call option shall control.

(e) McElya’s rights under this Agreement shall terminate upon the occurrence of a Qualified IPO.

3. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

4. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS

MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Any claim arising out of or relating to this Agreement may be instituted in Federal or State court in the State of New York (unless personal or subject matter jurisdiction cannot be obtained therein), and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, that it is not subject personally to the jurisdiction of such court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such courts in any such claim. Any and all service of process and any other notice in any such claim shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise against any other party in any other jurisdiction.

5. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

6. Specific Performance. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

7. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

IN WITNESS WHEREOF, the parties hereto have executed this Executive Put Option Agreement as of the date set forth in the first paragraph hereof.

JAMES S. McELYA
/s/ James S. McElya
James S. McElya

COOPER-STANDARD HOLDINGS INC.
/s/ Allen J. Campbell
Name:	Allen J. Campbell
Title:	Vice President and Chief Financial Officer

CYPRESS MERCHANT BANKING PARTNERS II L.P.
By:	Cypress Associates II LLC, its general partner
/s/ James A. Stern
Name:	James A. Stern
Title:

CYPRESS MERCHANT B II C.V.
By:	Cypress Associates II LLC, its managing general partner
/s/ James A. Stern
Name:	James A. Stern
Title:

55th STREET PARTNERS II L.P.
By:	Cypress Associates II LLC, its general partner
/s/ James A. Stern
Name:	James A. Stern
Title:

CYPRESS SIDE-BY-SIDE LLC
/s/ James A. Stern
Name:	James A. Stern
Title:

GS CAPITAL PARTNERS 2000, L.P.
By:	GS Advisors 2000, L.L.C., its general partner
/s/ Jack Daly
Name:	Jack Daly
Title:

GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.
By:	GS Advisors 2000, L.L.C., its general partner
/s/ Jack Daly
Name:	Jack Daly
Title:

GS CAPITAL PARTNERS 2000 GMBH & CO. BETEILIGUNGS KG
By:	Goldman Sachs Management GP GmbH, its general partner
/s/ Jack Daly
Name:	Jack Daly
Title:

GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.
By:	GS Employee Funds 2000 GP, L.L.C., its general partner
/s/ Jack Daly
Name:	Jack Daly
Title:

GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P.
By:	GS Employee Funds 2000 GP, L.L.C., its general partner
/s/ Jack Daly
Name:	Jack Daly
Title: